UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2023	(	March 23, 2023)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska			0-33501	92-0175752
________________________ (State or other jurisdiction			_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)			File Number)	Identification No.)

3111 C Street,	Anchorage,	Alaska		99503
___________________________________ (Address of principal executive offices)				___________ (Zip Code)

Registrant’s telephone number, including area code:	907-	562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.126-2 of this chapter).

                                    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)     On March 23, 2023, the Board of Directors (the “Board”) of Northrim BanCorp, Inc. (the "Company") approved and adopted amendments to its Bylaws, as amended (the “Bylaws”), effective immediately. The amendments provide advance notice provisions for shareholder proposals at the Company’s annual meetings. The amendments also update various provisions of the Bylaws to require shareholders proposing a nominee for election of a director to comply with certain information requirements and the “Universal Proxy Rules” recently adopted by the U.S. Securities and Exchange Commission. In addition, the amendments also include provisions to provide for dematerialization of the Company’s securities.

The Bylaws include the following amendments:

•Article 1 of the existing Bylaws has been amended by creating Section 1.17 to specify and enhance the requirements for advance notice that a shareholder must provide when making a proposal at the Company’s annual meeting of shareholders and to specify other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•Article 2 of the existing Bylaws has been amended to make certain changes to Section 2.2, relating to the SEC’s recently adopted “Universal Proxy Rules” pursuant to Rule 14a–19 of the Exchange Act, which, among other things, requires the use of universal proxy cards by management and shareholders soliciting proxy votes for their own candidates in contested director elections. These amendments to the existing Bylaws clarify and further enhance the procedural mechanics applicable to shareholder nominations of directors by requiring:

•A shareholder, in connection with any proposed nomination of a director, to provide (i) certain information regarding the background and qualifications of the proposed director nominee, (ii) an agreement from the proposed director nominee, in the form required by the Company, agreeing to, among other things, comply with various policies and procedures of the Company applicable to all directors, and (iii) a written statement that such shareholder intends to solicit proxies in support of such director nominee in accordance with Rule 14a–19;

•A shareholder that delivers a proposed director nomination notice pursuant to the advance notice provisions of the Bylaws to: (i) fully comply with Rule 14a–19, (ii) notify the Company within two business days following any failure to comply with Rule 14a–19 or any change in either the shareholder's intent to solicit proxies under Rule 14a–19 or the names of such shareholder's nominees, and (iii), upon request by the Company, to provide, no later than five days prior to the applicable shareholder meeting, reasonable evidence that such shareholder has met the requirements of Rule 14a–19 for any nominees proposed for election by such shareholder;

•If, after delivering a director nomination notice, a shareholder subsequently fails to comply with Rule 14a–19 (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such shareholder has met the requirements of Rule 14a–19 under the Exchange Act), then, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded; and

•The procedural mechanics applicable to shareholder nominations of directors apply to both annual meetings and special meetings called for the purpose of electing directors.

•Article 7, Sections 7.2, 7.3, and 7.4 of the existing Bylaws have been amended, along with clarifying changes to Section 4.9, to amend the provisions relating to certificates of stock, lost or stolen certificates, and the transfer of shares, and was amended to provide for dematerialization of the Company’s securities.

The foregoing summary is qualified in its entirety by the Bylaws which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements – not applicable
(b) Proforma financial information – not applicable
(c) Shell company transactions – not applicable

(d) Exhibit No.	Description

3.1	Bylaws of Northrim BanCorp, Inc. March 7, 2001, amended September 6, 2007, November 19, 2009, November 17, 2016, April 16, 2020, and March 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

March 28, 2023	By:	/s/ Jed W. Ballard
Name: Jed W. Ballard
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Bylaws of Northrim BanCorp, Inc. March 7, 2001, amended September 6, 2007, November 19, 2009, November 17, 2016, April 16, 2020, and March 23, 2023.